MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA FINANCIAL
            CONDITION AND RESULTS OF OPERATIONS OF MARCAM SOLUTIONS

        On April 28, 1997, the Board of Directors of Marcam Corporation (the "Company") decided to divide the Company into two separate publicly traded corporations: one of which will operate the portion of the business relating to the Company's PRISM, Protean and Avantis product lines, Marcam Solutions, Inc. ("Marcam Solutions"), and one of which will operate the portion of the business relating to its MAPICS product line, MAPICS, Inc. ("MAPICS"). To effect the separation, the Company will transfer to Marcam Solutions substantially all of the business, assets and liabilities relating to the PRISM, Protean and Avantis product lines and will contribute an aggregate of $42.0 million in cash to Marcam Solutions. Of this cash contribution, the Company currently expects that $34.0 million will be represented by a promissory note (the "Note"). All of the shares of common stock of Marcam Solutions will be distributed pro rata to the Company's stockholders of record on a date to be set by the Company's Board of Directors (the "Distribution"). In connection with the Distribution, the Company intends to change its name to "MAPICS, Inc." and will continue the operations relating to the MAPICS product line.

        The following discussion and analysis should be read in conjunction with "Marcam Solutions, Inc. Pro Forma Consolidated Financial Statements" and notes thereto included as Exhibit 99.1 to this Current Report on Form 8-K. The discussion herein contains forward-looking statements that involve risks and uncertainties, such as statements of Marcam Solutions' plans, objectives, expectations and intentions. The cautionary statements made herein should be read as being applicable to all related forward-looking statements wherever they appear herein. Marcam Solutions' actual results could differ materially from those discussed herein. Factors that could cause or contribute to such difference include, among others, recent operating losses, lack of liquidity, variability of quarterly results, challenge of developing new products and responding to technological change, dependence on IBM's AS/400 system and competition, as well as those discussed elsewhere herein.

        The following table sets forth unaudited pro forma statement of operations data for each of the four quarters in fiscal 1996 and the first two quarters in fiscal 1997 and the percentage of Marcam Solutions' total pro forma revenues represented by each item for the respective quarter. This unaudited pro forma quarterly information has been prepared on the same basis as the pro forma information presented in Exhibit 99.1 to this Current Report on Form 8-K and, in the Company's opinion, includes all adjustments necessary for a fair presentation of the information for the quarters presented. The pro forma operating results for any quarter are not necessarily indicative of results for any future period.

                                                                          Quarters Ended
                                         ---------------------------------------------------------------------------------
                                          Dec. 31,       Mar. 31,     June 30,       Sep. 30,      Dec. 31,      Mar. 31,
                                           1995           1996          1996          1996          1996         1997
                                         ------------   -----------   -----------   -----------   -----------   ----------
Operating Results:
Revenues:
 License   ...........................     $  11,808     $   9,099        14,276      $  12,613     $   5,992    $  6,764
 Services  ...........................        19,572        21,106        18,780         16,568        16,376      16,254
                                            ---------    ----------   ----------       ---------     ---------   ---------
   Total revenues   ..................        31,380        30,205        33,056         29,181        22,368      23,018
Operating expenses:
 Cost of license revenues ............         2,924         2,436         2,055          2,341         2,119       2,428
 Cost of services revenues   .........        14,520        16,976        14,210         12,635        11,429      11,081
 Selling and marketing ...............        13,411        13,608        14,198         11,432         9,671      10,639
 Product development   ...............         5,302         5,203         5,857          4,920         5,076       5,634
 General and administrative  .........         1,693         2,710         1,809          1,753         1,260       1,616
 Restructuring charges ...............            --            --         8,300          2,300            --          --
                                            ---------    ----------   ----------       ---------     ---------   ---------
   Total operating expenses  .........        37,850        40,933        46,429         35,381        29,555      31,398
                                            ---------    ----------   ----------       ---------     ---------   ---------
Operating loss   .....................        (6,470)      (10,728)      (13,373)        (6,200)       (7,187)     (8,380)
Litigation settlement  ...............            --        (3,250)           --             --            --          --
Interest and other income ............           380           555           260            248           322         293
Interest and other expense   .........          (968)         (969)         (953)        (1,248)       (1,022)     (1,013)
                                            ---------    ----------   ----------       ---------     ---------   ---------
Loss before income tax expense  ......        (7,058)      (14,392)      (14,066)        (7,200)       (7,887)     (9,100)
Income tax expense  ..................           784           988         1,022          1,366           880         832
                                            ---------    ----------   ----------       ---------     ---------   ---------
Net loss   ...........................     $  (7,842)    $ (15,380)    $ (15,088)     $  (8,566)    $  (8,767)   $ (9,932)
                                            =========    ==========    ==========      =========     =========   =========
Percentage of Total Revenues:
Revenues:
 License   ...........................          37.6%         30.1%         43.2%          43.2%         26.8%       29.4%
 Services  ...........................          62.4          69.9          56.8           56.8          73.2        70.6
                                            ---------    ----------    ----------      ---------     ---------   ---------
   Total revenues   ..................         100.0         100.0         100.0          100.0         100.0       100.0

                                                                       Quarters Ended
                                        ------------------------------------------------------------------------------
                                          Dec. 31,     Mar. 31,    June 30,     Sep. 30,     Dec. 31,     Mar. 31,
                                           1995         1996         1996        1996         1996          1997
                                        ------------ ------------ ----------- ------------ ------------ -------------
Operating expenses:
 Cost of license revenues  ............         9.3          8.1         6.2          8.0          9.5         10.6
 Cost of services revenues    .........        46.3         56.2        43.0         43.3         51.1         48.1
 Selling and marketing  ...............        42.7         45.0        43.0         39.2         43.2         46.2
 Product development    ...............        16.9         17.2        17.7         16.8         22.7         24.5
 General and administrative   .........         5.4          9.0         5.5          6.0          5.6          7.0
 Restructuring charges  ...............          --           --        25.1          7.9           --           --
                                          ----------   ----------   ---------   ----------   ----------   ----------
   Total operating expenses   .........       120.6        135.5       140.5        121.2        132.1        136.4
                                          ----------   ----------   ---------   ----------   ----------   ----------
Operating loss    .....................       (20.6)       (35.5)      (40.5)       (21.2)       (32.1)       (36.4)
Litigation settlement   ...............          --        (10.7)         --           --           --           --
Interest and other income  ............         1.2          1.8         0.8          0.8          1.4          1.3
Interest and other expense    .........        (3.1)        (3.2)       (2.9)        (4.3)        (4.6)        (4.4)
                                          ----------   ----------   ---------   ----------   ----------   ----------
Loss before income tax expense   ......       (22.5)       (47.6)      (42.6)       (24.7)       (35.3)       (39.5)
Income tax expense   ..................         2.5          3.3         3.1          4.7          3.9          3.6
                                          ----------   ----------   ---------   ----------   ----------   ----------
Net loss    ...........................       (25.0%)      (50.9%)     (45.7%)      (29.4%)      (39.2%)      (43.1%)
                                          ==========   ==========   =========   ==========   ==========   ==========

     The unaudited pro forma consolidated financial data for Marcam Solutions included herein are presented as if Marcam Solutions had been operated as a separate entity, principally by deducting the financial position and operating results of MAPICS from the historical consolidated financial statements of the Company.

     This financial data includes the results of the Company's Foresight Software, Inc. ("Foresight") subsidiary through June 30, 1996, the date of divestiture. This divestiture resulted in reductions in revenues and expenses in the subsequent quarters. Revenues from Foresight for the quarters ended December 31, 1995, March 31, 1996, and June 30, 1996 were $2.6 million, $5.4 million, and $3.1 million, respectively. Total direct expenses of Foresight for the same periods were $4.1 million, $5.6 million, and $4.4 million, respectively.

     License Revenues. License revenues are derived from licensing Marcam Solutions' Protean, PRISM and Avantis products. License revenues consist of one-time fees paid by customers when they initially license products. Additional license fee revenues are generated when customers license additional modules, upgrade the computers on which the products operate, or increase the number of licensed users. License revenues were $47.8 million for the fiscal year ended September 30, 1996 and $12.8 million for the six months ended March 31, 1997.

     While Marcam Solutions licensed Protean products to certain early adopters in 1994, 1995 and 1996, in the first two quarters of 1997 there were no significant Protean license revenues. Management believes that this circumstance was due to customers' preferences to purchase an integrated solution from a single vendor. In an effort to address this customer preference, the Company introduced Release 2.1 of the Protean product on January 31, 1997, which expanded functionality and added the ability to integrate with certain other vendors financial applications. In addition, the Company has announced the availability of Protean financial applications in late 1997 and Customer Order Management in mid-1998. The Company believes this expanded functionality and ability to integrate with other software vendors provides the Company with a competitive offering.

     During the past six quarters, PRISM license revenues have varied significantly and generally have been declining. Quarterly license revenues fluctuate significantly due to periodic large transactions. Management believes that PRISM license revenues have also been adversely affected by the introduction of Protean, which utilized resources which otherwise would have been devoted to the PRISM product line. Marcam Solutions intends to devote more focused sales and marketing efforts on the PRISM product line.

     Avantis products are licensed both as stand-alone solutions and as part of a broader ERP solution. Avantis license revenues have been declining slightly as sales of Avantis.Pro licenses have not offset reductions in the AS/400-based host offerings.

     Services Revenues. Services revenues are derived from the sale of product support, implementation and consulting services. Services revenues were $76.0 million for the year ended September 30 , 1996 and $32.6 million for the six months ended March 31, 1997.

     Product support is offered to licensed customers generally based on agreements that are billed annually, with revenue recognized on a pro rata basis during the contract period. Support revenues result from the installed base of customers who contract for product support services. Support revenues thus are dependent over the long-term on new licenses of products. During the last six quarters, support revenues have been relatively constant as new customers' installations have offset modest attrition in the installed base.

     Other services include assisting customer implementation of licensed software, providing custom programming and systems integration activities, and providing educational material and instruction in the use of licensed software. Services revenues for implementation and consulting are recognized as the services are provided. New service revenues are closely tied to license revenues and thus have declined in recent periods in concert with the decline in license revenues.

     Cost of License Revenues. Cost of license revenues consists of amortization of capitalized software development and translation costs and product royalties. The most significant portion is amortization, which has been relatively constant during the last six quarters. Product royalties result when Marcam Solutions licenses from its solution partners certain complementary software products which are integrated into Marcam Solution's product offerings. When a solution partner product is licensed to a customer, Marcam Solutions pays a royalty to the solution partner. Product royalties thus vary in direct relation to the third party content of license revenues.

     Cost of Services Revenues. Cost of services revenues consists primarily of personnel costs related to Company's support operations. Cost of services revenues varies depending on the mix of services revenues between product support and other services. Cost of product support tends to be relatively constant, and the cost of other services tends to vary in concert with service revenue.

     Sales and Marketing Expenses. Sales and marketing expenses consist primarily of salaries and commissions for sales and marketing personnel and commissions paid to affiliates. Marcam Solutions markets its products and services primarily through a direct sales force in North America and major European markets, and both directly and indirectly through affiliates in other parts of the world. Affiliates earn sales commissions based on license revenues generated. Due to the relatively large portion of these expenses attributable to Marcam Solutions' direct sales and marketing activities, these expenses are relatively fixed and, consequently, are expected to fluctuate as a percentage of revenue as a result of fluctuations in revenues. Sales and marketing costs are high relative to license revenues. This is principally due to delays in the realization of significant new product license revenues. Marcam Solutions' customers are often large multinational organizations that require significant resources. In 1996, Marcam Solutions converted direct sales operations in Latin America and Asia Pacific to affiliate channels. However, management has chosen to maintain a sales and marketing infrastructure in other major markets in order to be positioned for growth.

     Product Development. Product development expense includes the cost to research, design, test and document Marcam Solutions' software products, including the translation into various foreign languages. Gross research and development expenditures in 1996 and the first half of 1997 were $27.1 million and $13.6 million, respectively. The amounts of software development cost capitalized were $5.8 million and $2.9 million for the same periods, respectively. The ERP application market is highly competitive, and software products must be constantly improved to be competitive. Marcam Solutions has been investing aggressively in the development of its Protean and Avantis.Pro products, and expects that significant continued investment is necessary.

     Management believes that achievement of profitability and positive cash flow as soon as possible is essential. The PRISM and Avantis product lines have historically provided positive contribution to overall profitability. However, losses in Protean due principally to underutilized channel costs and development expenses have more than offset this contribution. Although Marcam Solutions intends to reduce its costs and must maintain PRISM revenues, the single key factor to regaining profitability is Protean license revenue growth.

     Review of the operating expense structure has been initiated to assess efficiency and effectiveness, and identify opportunities for cost reductions. The actions which result from these reviews will be announced and initiated primarily in the third quarter of 1997.

     Liquidity and Capital Resources. On a pro forma basis, Marcam Solutions has incurred net losses of $46.9 million and $18.7 million for the fiscal year ended September 30, 1996 and the six months ended March 31, 1997, respectively. At March 31, 1997, on a pro forma basis, Marcam Solutions' accumulated deficit was $19.4 million.

It is currently expected that quarterly net losses will continue through at least the first quarter of fiscal 1998 (which ends on December 31, 1997). There can be no assurance that Marcam Solutions will be profitable thereafter or that profitability, if achieved, will be sustained. In order to support the anticipated growth of its business, Marcam Solutions expects to continue to invest in its marketing and sales and product development activities. Marcam Solutions' expenses for these and other activities are based in significant part on its expectations regarding future revenues and are fixed to a large extent in the short term. Marcam Solutions may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfalls.

     Marcam Solutions has used cash during fiscal years 1996 and 1997 to fund strategic investments, in particular substantial expenditures for marketing and selling activities and for new product development, and operating losses. During the rest of 1997 and 1998, Marcam Solutions currently intends to make similar investments. Marcam Solutions' objective is to fund these investments and any losses primarily with cash from improved operations, available cash transferred to Marcam Solutions by the Company and proceeds from payment of the Note. Marcam Solutions' ability to generate cash from operations depends upon, among other things, revenue growth, completion and market acceptance of its Protean and Avantis.Pro products, success in enhancing and selling its current AS/
400-based families of products, improvements in operating productivity, and payment terms and collection of accounts receivable. There can be no assurance that Marcam Solutions' operations will generate sufficient cash to finance its activities. Until operations improve to meet its cash requirements, Marcam Solutions will need to rely on existing cash resources and payments on the Note.

        The Company currently intends to repay the Note with a portion of the net proceeds from an underwritten public offering of the common stock of MAPICS (the "Proposed MAPICS Public Offering") or a debt financing which would be consummated only if the Proposed MAPICS Public Offering is not completed promptly after the Distribution (the "Proposed Debt Financing"). On April 30, 1997, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission relating to the Proposed MAPICS Public Offering. The Proposed MAPICS Public Offering will not occur until after the Distribution, if at all. The Company is also currently negotiating with a number of lenders regarding the Proposed Debt Financing. There can be no assurance that either the Proposed MAPICS Public Offering or the Proposed Debt Financing will be completed. If neither the Proposed MAPICS Public Offering nor the Proposed Debt Financing is completed, MAPICS will be required to repay the Note from its other cash resources, including cash generated from operations and borrowings under its revolving credit facility. While the payment terms of the Note have been established with consideration for the cash flows of both MAPICS and Marcam Solutions, absent the Proposed MAPICS Public Offering or the Proposed Debt Financing, there can be no assurance that MAPICS will have sufficient cash resources to make the scheduled payments on the Note. MAPICS failure to make the payments on the Note as scheduled would have a material adverse effect on the financial condition of Marcam Solutions. Marcam Solutions currently anticipates that its available cash, payments on the Note and its borrowing capacity will be sufficient to fund operations through at least fiscal year 1998. If, however, such sources prove insufficient, Marcam Solutions will be required to make changes in operations or seek additional debt or equity financing. There can be no assurances that additional debt or equity financing will be available or available on terms acceptable to Marcam Solutions. The continued incurrence of operating losses or the inability of MAPICS to make payments under the Note, could have a material adverse effect on Marcam Solution's business, financial condition and results of operations.